UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 6, 2025

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Boulevard, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2025, CareDx, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including the press release attached hereto as Exhibit 99.1, is intended to be furnished under Item 2.02 and Item 9.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of the Company has appointed Nathan Smith as the Company’s Chief Financial Officer, effective August 7, 2025 (the “Effective Date”).
Prior to his appointment, Mr. Smith, age 48, served as the Chief Financial Officer of Win Brands Group, a direct-to-consumer brand scale platform, from November 2024 to August 2025 and as the Chief Financial Officer and Strategic Advisor of Inmedix, Inc., a developer of cloud-based diagnostics, from October 2023 to August 2025. Mr. Smith also co-founded Cassette Genomics, Inc., a developer of gene editing technology, in May 2024. Mr. Smith previously served as the Chief Financial Officer of Mountain Land Physical Therapy Partners, an outpatient physical therapy provider, from February 2024 to October 2024 and as the Chief Financial Officer of Blackrock Microsystems, Inc., d.b.a. Blackrock Neurotech, a neurotechnology company, from July 2022 until September 2023. Prior to Blackrock Neurotech, Mr. Smith served in roles of increasing responsibility over fourteen years with Myriad Genetics, Inc., a genetic testing and precision medicine company, from January 2008 to June 2022, where his most recent positions were as its Senior Vice President of Investor Relations & Treasury from May 2021 to June 2022 and as its Senior Vice President of Finance & Treasury from July 2018 to May 2021. Mr. Smith received a Bachelor of Business in Finance from Brigham Young University in 2002 and an M.S. in Accounting from the University of Virginia in 2003.
There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Smith. Mr. Smith was not selected to serve as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any person.
In connection with his appointment, Mr. Smith and the Company entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Smith’s initial annualized salary will be $400,000, and he will be eligible to receive an annual performance bonus of up to 50% of his base salary (which will be pro-rated for 2025). Mr. Smith’s employment will be on an “at will” basis.
In connection with his appointment and as provided in the Offer Letter, Mr. Smith will receive, as of the Effective Date, (i) an award of 42,000 restricted stock units (the “Inducement RSUs”), of which 25% will vest on the one-year anniversary of the Effective Date and 1/16th of which will vest on each date that is three months thereafter, such that 100% of the Inducement RSUs will be vested on the four-year anniversary of the Effective Date, and (ii) an award of 18,000 restricted stock units subject to target achievement of certain performance-based vesting conditions (the “Inducement PSUs”), which will be eligible to vest between 50% to 200% of such target number, subject to the achievement of performance-based vesting conditions over the 2025 to 2026 performance period, and additional time-based vesting restrictions, in each case subject to Mr. Smith’s continued services to the Company on each vesting date, except as otherwise provided in the Change of Control and Severance Agreement (as defined below). The Inducement RSUs and Inducement PSUs are inducements material to Mr. Smith agreeing to enter into employment with the Company, and Mr. Smith has not previously been an employee or director of the Company.
In connection with Mr. Smith’s appointment, the Company also entered into a Change of Control and Severance Agreement (the “Change of Control and Severance Agreement”) with Mr. Smith that will remain in effect for so long as Mr. Smith remains employed by the Company. Pursuant to the Change of Control and Severance Agreement, if within three months prior to, or twelve months following, a “change of control” (as defined in the Change of Control and Severance Agreement) (such period, the “Change of Control Period”), the Company or its successor terminates Mr. Smith’s employment without Cause or Mr. Smith resigns for Good Reason, Mr. Smith will be entitled to (a) a lump sum payment equal to twelve months of Mr. Smith’s annual base salary (at the greater of the rate in effect immediately prior to the change of control or the rate in effect immediately prior to the date of such termination), (b) acceleration of vesting with respect to 100% of any then-outstanding and unvested equity awards (with any performance criteria being deemed achieved at target levels for the relevant performance period(s)), (c) a lump sum payment equal to 100% of Mr. Smith’s annual bonus (equal to the greater of target bonus in effect for the fiscal year in which the change of control occurs or the target bonus in effect for the fiscal year in which the termination occurs) and (d) reimbursement of COBRA premiums for Mr. Smith and his eligible dependents for twelve months, provided, that such reimbursement will cease on the date that Mr. Smith becomes covered under a similar plan. Pursuant to the Change of Control and Severance Agreement, if the Company or its successor terminates Mr. Smith’s employment without Cause or Mr. Smith resigns for Good Reason outside of the Change of Control Period, Mr. Smith will be entitled to (i) nine months’ severance based on Mr. Smith’s annual base salary payable in accordance with the Company’s normal payroll policies, (ii) reimbursement of COBRA premiums for Mr. Smith and his eligible dependents for nine months, provided, that such reimbursement will cease on the date that Mr. Smith becomes covered under a similar plan and (iii) if such termination occurs prior to the one year anniversary of Mr. Smith’s start date, acceleration of vesting with respect to a pro-rated portion of the equity awards granted to Mr. Smith in connection with his initial appointment, based on the number of days that elapsed since the Effective Date (but for the avoidance of doubt, only with respect to the initial 25% cliff vesting tranches otherwise scheduled to vest on the one year anniversary of the Effective Date). Payment of the foregoing under the Change of Control and Severance Agreement is conditioned upon execution of a separation agreement and release of claims in favor of the Company. All terms used in this paragraph and not defined in this Current Report on Form 8-K shall have the meanings set forth in the Change of Control and Severance Agreement.
In connection with his employment, Mr. Smith also entered into a Confidential Information, Invention Assignment, Non-Competition, and Arbitration Agreement (the “CIIA Agreement”) with the Company, which includes indefinite confidentiality and invention assignment provisions, non-compete covenants during his employment and for twelve months thereafter, non-solicit covenants during his employment and for twelve months thereafter, and an agreement to arbitrate all employment-related disputes.
The foregoing descriptions of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter, the Change of Control and Severance Agreement and the CIIA Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025.
In connection with Mr. Smith’s appointment, the Company also entered into the Company’s standard indemnity agreement with Mr. Smith, a copy of which is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
On August 6, 2025, the Company announced Abhishek Jain retired from his position as the Company’s Chief Financial Officer, pursuant to which Mr. Jain’s employment will conclude effective as of August 6, 2025 (the “Separation Date”). The conclusion of Mr. Jain’s employment is not a result of any disagreement regarding the Company’s financial statements or disclosures.
In connection with Mr. Jain’s separation, on August 6, 2025, the Company entered into a release of claims agreement with Mr. Jain (the “Release Agreement”). Subject to Mr. Jain’s execution and non-revocation of the Release Agreement, Mr. Jain will receive a lump-sum cash payment in an amount equal to twelve months of his base salary, as in effect immediately prior to the Separation Date and, subject to Mr. Jain’s election of continuation coverage under COBRA, reimbursement of the COBRA premiums for twelve months from the Separation Date (or, if earlier, the date on which Mr. Jain and/or his eligible dependents become covered under similar plans).
In connection with Mr. Jain’s separation, on August 6, 2025, the Company also entered into a consulting agreement with Mr. Jain (the “Consulting Agreement”), effective as of August 7, 2025, pursuant to which Mr. Jain will provide services to the Company as a non-employee consultant to assist in the transition of his duties and responsibilities following his employment with the Company and provide guidance as requested by the Company in connection with such transition. Pursuant to the Consulting Agreement, Mr. Jain will make himself available for services up to 40 hours of consulting services to the Company in any given calendar month (and for an anticipated average of no more than 20 hours per month) through March 31, 2026 (the “Term”), which may be extended or renewed for additional agreed upon periods upon written agreement of the Company and Mr. Jain. As consideration for the services to be provided by Mr. Jain to the Company pursuant to the Consulting Agreement, Mr. Jain’s outstanding equity awards will continue to vest pursuant to the terms of the applicable award agreements during the Term. The Consulting Agreement will terminate prior to the expiration of the Term upon Mr. Jain’s death or disability, upon Mr. Jain’s valid revocation of the Release Agreement or upon Mr. Jain’s written request (collectively, an “Automatic Termination”), and may be terminated by the Company prior to the expiration of the Term for “good cause” (as defined in the Consulting Agreement). Under the Consulting Agreement, in the event of an Automatic Termination or a termination by the Company for “good cause,” (i) Mr. Jain will retain all stock options and stock units that have vested prior to the date of such termination, and (ii) Mr. Jain’s unvested stock options and stock units will automatically expire.

The foregoing descriptions of the Release Agreement and the Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Release Agreement and the Consulting Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2025.
Item 7.01. Regulation FD Disclosure.
The Company is furnishing a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Press Release”), which the Company intends to post on the Company’s website. The Press Release is current as of August 6, 2025, and the Company disclaims any obligation to update this material in the future.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by CareDx, Inc., dated August 6, 2025.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2025	CAREDX, INC.

	By:	/s/ JOHN HANNA
John Hanna
Chief Executive Officer
(Principal Executive Officer)